Exhibit 99.1

PROS HOLDINGS, INC. REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

•
Record non-GAAP revenue of $48.7 million, exceeding the high end of guidance, an increase of 32% over the third quarter of 2013; GAAP revenue of $46.7 million, an increase of 27% over the third quarter of 2013.

•	Non-GAAP operating income for the third quarter was $5.5 million, exceeding the high end of guidance; GAAP operating loss was $3.7 million.

•	Non-GAAP earnings per share for the third quarter was $0.11, exceeding the high end of guidance; GAAP earnings per share was a loss of $0.13.

HOUSTON – November 6, 2014 — PROS Holdings, Inc. (NYSE: PRO), a big data software company, today announced financial results for the third quarter ended September 30, 2014.

Total non-GAAP revenue for the third quarter of 2014 was $48.7 million and represented an increase of 32% over the third quarter of 2013.

CEO Andres Reiner stated, “We are pleased with our strong third quarter results as we continue to execute on our long-term diversified growth strategy.  Through the first nine months of the year, we have added a record number of new customers across a diverse range of industries, indicative of the increased demand for our unique big data applications that help companies outperform.  We will continue to invest in increasing awareness and adoption, extending our product leadership position, and expanding our global reach and scale to capitalize on the large market opportunity.”

For the quarter ended September 30, 2014, GAAP operating loss was $3.7 million, compared with operating income of $1.4 million in the third quarter of 2013. GAAP net loss for the third quarter was $3.7 million or $0.13 per share, compared with net income of $1.0 million, or $0.03 per share, in the third quarter of 2013.

For the quarter ended September 30, 2014, non-GAAP operating income was $5.5 million, compared with $6.3 million in the third quarter of 2013. Non-GAAP net income for the third quarter of 2014 was $3.4 million, or $0.11 per share, compared with $4.6 million, or $0.15 per share in the third quarter of 2013.

Recent Business Highlights

•
Successfully completed the acquisition of over 95% of the outstanding shares and voting rights of Cameleon Software SA, which will result in the full delisting of Cameleon Software SA by the end of 2014.

•
Continued to position PROS for long-term growth with leadership changes that will help bring further scale and focus; Tim Girgenti, Chief Marketing Officer since 2010 is now the Company’s Chief Strategy Officer; Patrick Schneidau, a 10-year PROS veteran, is the Company’s new Chief Marketing Officer.

•
Released PROS Cameleon CPQ Fall ’14, uniting the power of predictive and prescriptive pricing analytics with simple-to-use configure-price-quote (CPQ) capabilities, enabling sales teams to deliver smarter, faster, winning quotes to customers.

•
Announced Cameleon Parts Quoting, a graphically interactive configuration of PROS Cameleon CPQ solution that supports use cases common to discrete and process manufacturing organizations, including those in the high-tech, industrial equipment and automotive industries.

•
Introduced PROS Group Sales Optimizer (GSO), a new solution that enables airlines and their customers to book group travel in real-time. PROS GSO includes dynamic pricing integrated with sales effectiveness, revenue management and contract management.

Executive Vice President and Chief Financial Officer Charles Murphy stated, “We are pleased with our results for the third quarter which came in above our guidance. Our non-GAAP revenue grew 32% period over period, driven by accelerating organic growth and solid contribution from our acquisitions. Our balance sheet also strengthened with cash and cash equivalents increasing to $40.4 million dollars, and we generated $12.2 million in cash flow from operations.  We are well positioned to capture the increasing demand for our solutions, and this is reflected in our guidance for the fourth quarter and full year 2014.”

The attached tables provide a reconciliation of GAAP to non-GAAP revenue, gross profit, income from operations, net income as well as earnings per share for the three and nine months ended September 30, 2014.

Financial Outlook

Based on information as of today, PROS anticipates the following:

•	Total non-GAAP revenue for the fourth quarter of 2014 in the range of $52 million to $55 million and total non-GAAP revenue for the full year 2014 in the range of $190 million to $193 million.

•
Non-GAAP operating income of $7 million to $8.5 million and non-GAAP income per share of $0.14 to $0.17 for the fourth quarter of 2014, which excludes estimated non-cash share-based compensation charges of approximately $6.3 million, and estimated intangible amortization and integration-related expenses of approximately $2.0 million.  The Company expects non-GAAP operating margin for the full year 2014 to be 9-10%.

•	Non-GAAP estimated tax rate of approximately 37% for the fourth quarter and full year 2014.

•	Estimated weighted average diluted shares outstanding of 30.5 million and 30.3 million for the fourth quarter and full year 2014, respectively.

Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on November 6, 2014, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial 888-262-8720 (domestic) or 913-312-0977 (international). The pass code for the call is 6582158. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s website at www.pros.com.

Following the conference call, a replay will be available at 877-870-5176 (domestic) or (858) 384-5517 (international) through November 13, 2014. The replay pass code is 6582158. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s website at www.pros.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a big data software company that helps customers outperform in their markets by using big data to sell more effectively. We apply over two decades of data science experience to unlock buying patterns and preferences within transaction data to reveal which opportunities are most likely to close, which offers are most likely to sell and which prices are most likely to win. PROS offers big data solutions to optimize sales, pricing, quoting, rebates and revenue management across more than 40 industries. PROS has implemented more than 700 solutions in more than 55 countries. The PROS team comprises more than 900 people around the world. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ momentum and future financial performance; positioning; management's confidence and optimism; customer successes; the success of our acquisitions of Cameleon Software, SA and SignalDemand, Inc.; partner ecosystem growth; big data solutions to optimize sales, pricing, quoting, rebates and revenue management; solutions demand; business predictability, shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk that we will face increased competition as part of entering new markets, (b) the risk that the market for PROS’ software does not grow as anticipated, (c) the challenges associated with selling, installing, and delivering PROS' products and services, (d) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (e) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (f) the risk that we will be unable to integrate our acquisitions effectively and on the timeline we anticipate, (g) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and risk that PROS’ revenue model will not continue to provide predictability of the PROS business, (h) the risk that PROS will not be able to maintain historical maintenance renewal rates, (i) personnel and other risks associated with growing a business generally, (j) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions, (k) the impact of currency fluctuations on PROS’ results of operations, (l) civil and political unrest in regions in which PROS operates and (m) the risk that reseller and other relationships do not increase sales of PROS’ solutions. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income (loss) from operations, tax rate, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP revenue, non-GAAP income (loss) from operations, and non-GAAP tax rates (collectively the "non-GAAP financial measures") as follows:

Non-GAAP revenue: Business combination accounting principles under GAAP require us to recognize the fair value of software subscription, maintenance and professional services contracts assumed in our acquisitions of SignalDemand, Inc. and Cameleon Software, SA. A portion of these software subscription and professional services are deferred and typically recognized over the term of the software subscription contract, so our GAAP revenues during the term of the contract after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred software subscription and professional services revenues were not written down to fair value. The revenue for maintenance is deferred and typically recognized over a one-year period, so our GAAP revenues for the one-year period after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred maintenance revenue was not written down to fair value. The non-GAAP revenue adjustments eliminate the effect of the deferred revenue write-down and include the costs associated with the revenue adjustment. We believe these adjustments to the revenue from these contracts and to the associated costs are useful to investors as an additional means to reflect revenue trends of our business.

Non-GAAP income (loss) from operations: Non-GAAP income (loss) from operations includes the non-GAAP revenue discussed above and also excludes the impact of non-recurring acquisition-related expenses, stock-based compensation, amortization of acquisition-related intangibles, impairment of internal-use software, as well as the tax consequences associated with the stock-based compensation costs arising from our acquisitions of Signal Demand and Cameleon Software.  The non-GAAP income (loss) from operations excludes the following items from non-GAAP estimates:

•
Acquisition-Related Expenses: Acquisition-related expenses include transaction fees, due diligence costs and other one-time direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing and size of the acquisitions. We exclude acquisition-related expenses to provide investors a method to compare our operating results to prior periods and to peer companies because such amounts can vary significantly based on the frequency of acquisitions and magnitude of acquisition expenses.

•
Share-Based Compensation:  Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition.  While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Impairment of internal-use software: We review the software that has been capitalized for impairment when events or changes in circumstances indicate the software might be impaired. From time to time, we may determine that an impairment is required under GAAP. Since the impairment of internal-use software can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude any such impairments in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Tax Consequences: In addition, we exclude the tax consequences associated with stock-based compensation to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly based on the frequency of acquisitions and the tax rates applicable to stock-based compensation in certain jurisdictions.

Non-GAAP tax rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the excluded tax consequences of the excluded expense items.  These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles.

These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact: PROS Investor Relations
Staci Strauss Mortenson
646-277-1200
Staci.Mortenson@icrinc.com

Media Contact: PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	(Unaudited)
	September 30, 2014	December 31, 2013
Assets:
Current assets:
Cash and cash equivalents	$40,413	$44,688
Accounts and unbilled receivables, net of allowance of $770 and $1,060, respectively	52,111	46,566
Prepaid and other current assets	13,090	6,157
Restricted cash - current	2,322	39,718
Total current assets	107,936	137,129
Restricted cash - noncurrent	100	100
Property and equipment, net	17,446	15,587
Intangibles, net	21,919	8,232
Goodwill	22,097	7,024
Deferred tax assets - noncurrent, net of valuation allowance	10,744	10,505
Other long term assets	1,710	1,251
Total assets	$181,952	$179,828
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and other liabilities	$10,061	$7,839
Accrued liabilities	8,928	5,210
Accrued payroll and other employee benefits	10,913	9,679
Deferred revenue	50,111	42,274
Total current liabilities	80,013	65,002
Long-term deferred revenue	2,639	2,977
Other long-term liabilities	1,445	546
Total liabilities	84,097	68,525
PROS Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 33,434,825 and 32,606,228 shares issued, respectively; 29,017,240 and 28,188,643 shares outstanding, respectively	34	33
Additional paid-in capital	112,332	106,880
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Retained earnings (accumulated deficit)	(1,076)	18,328
Accumulated other comprehensive loss	(1,421)	—
Non-controlling interest	1,924	—
Total stockholders’ equity	97,855	111,303
Total liabilities and stockholders’ equity	$181,952	$179,828

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
License	$11,844	$10,930	$36,039	$30,044
Services	13,764	12,195	38,959	35,939
Subscription	6,775	1,960	16,901	5,864
Total license, services and subscription	32,383	25,085	91,899	71,847
Maintenance and support	14,336	11,728	40,101	34,119
Total revenue	46,719	36,813	132,000	105,966
Cost of revenue:
License	48	37	154	270
Services	10,556	8,696	31,604	24,857
Subscription	773	275	2,862	1,160
Total license, services and subscription	11,377	9,008	34,620	26,287
Maintenance and support	2,350	2,018	7,287	6,079
Total cost of revenue	13,727	11,026	41,907	32,366
Gross profit	32,992	25,787	90,093	73,600
Operating expenses:
Selling, marketing, general and administrative	24,422	15,714	71,144	45,936
Research and development	11,665	8,001	34,316	24,122
Acquisition-related	625	677	2,594	677
Impairment charge	—	—	2,130	—
(Loss) income from operations	(3,720)	1,395	(20,091)	2,865
Other (expense) income, net	(466)	83	(2,009)	(150)
(Loss) income before income tax provision	(4,186)	1,478	(22,100)	2,715
Income tax (benefit) provision	(257)	485	(2,057)	(592)
Net (loss) income	$(3,929)	$993	$(20,043)	$3,307
Net loss attributable to non-controlling interest	(195)	—	(858)	—
Net (loss) income attributable to PROS Holdings, Inc.	$(3,734)	$993	$(19,185)	$3,307

Net (loss) earnings per share attributable to PROS Holdings, Inc.:
Basic	$(0.13)	$0.04	$(0.66)	$0.12
Diluted	$(0.13)	$0.03	$(0.66)	$0.11
Weighted average number of shares:
Basic	29,000,481	28,096,333	28,875,499	27,953,416
Diluted	29,000,481	30,315,499	28,875,499	29,935,756

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2014	2013
Operating activities:
Net (loss) income	$(20,043)	$3,307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,967	3,080
Share-based compensation	16,530	11,822
Tax shortfall from share-based compensation	—	(9)
Deferred income tax, net	(238)	654
Provision for doubtful accounts	(290)	(40)
Impairment charge	2,130	—
Changes in operating assets and liabilities:
Accounts and unbilled receivables	5,024	(5,787)
Prepaid expenses and other assets	(6,375)	(1,413)
Accounts payable and other liabilities	(3,222)	2,191
Accrued liabilities	448	1,371
Accrued payroll and other employee benefits	(932)	(811)
Deferred revenue	2,108	(3,206)
Net cash provided by operating activities	3,107	11,159
Investing activities:
Purchases of property and equipment	(6,290)	(2,636)
Acquisition of Cameleon Software, net of cash acquired	(22,048)	—
Capitalized internal-use software development costs	(2,166)	(2,265)
Decrease in restricted cash	37,396	329
Net cash provided by (used) in investing activities	6,892	(4,572)
Financing activities:
Exercise of stock options	1,055	3,079
Proceeds from employee stock plans	335	—
Tax withholding related to net share settlement of restricted stock units	(12,462)	(2,450)
Increase in Parent's ownership in Cameleon Software	(3,621)	—
Net cash (used in) provided by financing activities	(14,693)	629
Effect of foreign currency rates on cash	419	—
Net change in cash and cash equivalents	(4,275)	7,216
Cash and cash equivalents:
Beginning of period	44,688	83,558
End of period	$40,413	$90,774

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months Ended September 30,		Quarter over Quarter	For the Nine Months Ended September 30,		Year over Year
	2014	2013	% change	2014	2013	% change
GAAP revenue	$46,719	$36,813	27%	$132,000	$105,966	25%
Non-GAAP adjustment:
Acquisition-related deferred revenue write-down	1,994	$—		6,067	$—
Non-GAAP revenue	$48,713	$36,813	32%	$138,067	$105,966	30%

GAAP gross profit	$32,992	$25,787	28%	$90,093	$73,600	22%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	1,177	—		3,641	—
Acquisition-related foreign taxes on equity grants	—	—		68	—
Amortization of intangibles assets	70	—		209	—
Share-based compensation	864	536		2,546	1,531
Non-GAAP gross profit	$35,103	$26,323	33%	$96,557	$75,131	29%

Non-GAAP gross margin	72.1%	71.5%		69.9%	70.9%

GAAP (loss) income from operations	$(3,720)	$1,395	(367)%	$(20,091)	$2,865	(801)%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	1,177	—		3,641
Acquisition-related expenses	625	677		2,594	677
Acquisition-related foreign taxes on equity grants	—			942
Amortization of intangibles assets	1,293	—		4,018	—
Accretion expense for acquisition-related contingent consideration	57	—		182	—
Impairment of internal-use software due to acquisition	—	—		2,130	—
Share-based compensation	6,075	4,264		16,379	11,822
Total Non-GAAP adjustments	$9,227	$4,941		$29,886	$12,499
Non-GAAP income from operations	$5,507	$6,336	(13)%	$9,795	$15,364	(36)%

Non-GAAP income from operations % of total revenue	11.3%	17.2%		7.1%	14.5%

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months Ended September 30,		Quarter over Quarter	For the Nine Months Ended September 30,		Year over Year
	2014	2013	% change	2014	2013	% change
GAAP net (loss) income	$(3,929)	$993	(496)%	$(20,043)	$3,307	(706)%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting income (loss) from operations	9,227	4,941		29,886	12,499
Acquisition-related foreign currency loss	—	—		593	—
Tax impact related to non-GAAP adjustments	(1,961)	(1,296)		(5,157)	(3,346)
Non-GAAP net income	$3,337	$4,638	(28)%	$5,279	$12,460	(58)%
Non-GAAP loss attributable to non-controlling interest	(38)	—		(106)	—
Non-GAAP income attributable to PROS Holdings, Inc.	3,375	4,638		5,385	12,460

Non-GAAP diluted earnings per share attributable to PROS Holdings, Inc.	$0.11	$0.15		$0.18	$0.42

Shares used in computing non-GAAP earnings per share	30,349	30,315		30,319	29,936

Detail of share-based compensation expense:
Cost of revenue	$864	$536		$2,546	$1,531
Selling, marketing, general and administrative	3,967	2,940		10,408	8,000
Research and development	1,244	788		3,425	2,291
Total share-based compensation expense	$6,075	$4,264		$16,379	$11,822

Detail of amortization of intangible assets:
Cost of revenue	$70	$—		$209	$—
Selling, marketing, general and administrative	553	—		1,654	—
Research and development	670	—		2,155	—
Total amortization of intangible assets	$1,293	$—		$4,018	$—